Exhibit 99.1

Internap Reports Fourth Quarter and Full-year 2009 Financial Results

●	Revenue of $256.3 million for 2009, Fourth quarter revenue of $63.5 million;

●	2009 segment margin1 of 44.2 percent, Fourth quarter segment margin of 46.1 percent;

●	2009 adjusted EBITDA2 of $28.0 million; Fourth quarter adjusted EBITDA of $9.0 million;

●	2009 adjusted EBITDA margin2 of 10.9 percent; Fourth quarter adjusted EBITDA margin of 14.2 percent;

●	Announces 32,000 square foot expansion of company-controlled data center footprint in Silicon Valley and Houston.

ATLANTA, GA – (March 2, 2010) Internap Network Services Corporation (NASDAQ: INAP) today reported fourth quarter and full-year 2009 financial results delivering continued improvement in both quarterly segment profit and adjusted EBITDA.

“2009 was clearly a transitional year for Internap with fundamental changes to strategy, people and process.  With our third consecutive quarter of adjusted EBITDA growth, we are reassured the steps we are taking will create long-term stockholder value,” said Eric Cooney, President and Chief Executive Officer.  “We continue the purposeful investment in our data center business with the announcement of two further expansions, totaling 32,000 net sellable square feet, in Santa Clara, California and Houston, Texas.  Silicon Valley represents a new market for Internap’s data center presence and Houston is an expansion in an already successful growth market.  We expect both expansions to be open for customers during the third quarter of 2010.”

Revenue for the full-year 2009 increased $2.3 million over 2008 to $256.3 million. Higher Data center services revenue in 2009 offset a decline in IP services revenue over the same period.  Fourth quarter 2009 revenue was $63.5 million, a decrease of 1.0 percent compared with the same quarter last year.  The year-over-year decrease in quarterly revenue was also attributable to lower IP services revenue which was only partially offset by increased Data center services revenue.  While increased occupancy and higher revenue per square foot supported increases in Data center services revenue over the prior year, IP services revenue declined due to lower per unit pricing even with strong year-over-year traffic growth.  Sequentially, fourth quarter 2009 revenue decreased by 1.3 percent with lower IP services and decreased Data center services revenue contributing to the decline.  The company’s initiative to proactively churn customers in certain low-margin, partner data center facilities impacted Data center services revenue compared with the third quarter of 2009.  IP services revenue declined sequentially as pricing decreases outweighed quarter-over-quarter network traffic growth.

For the full-year 2009, GAAP net loss was $(69.7) million, or $(1.41) per fully diluted share, compared with a net loss of $(104.8) million, or $(2.13) per diluted share in 2008.  The net losses in 2009 and 2008 included goodwill impairments and restructuring charges totaling $54.7 million and $101.4 million, respectively.  Fourth quarter 2009 GAAP net loss was $(0.5) million, or $(0.01) per share, compared with a GAAP net loss of $(2.0) million, or $(0.04) per share, in the prior quarter and a GAAP net loss of $(0.9) million, or $(0.02) per share, in the fourth quarter of 2008. In the fourth quarter of 2009, normalized net income2, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $0.8 million, or $0.02 per fully-diluted share. This compares with third quarter 2009 normalized net loss2 of $(0.9) million, or $(0.02) per fully-diluted share, and fourth quarter 2008 normalized net income of $1.2 million, or $0.02 per fully-diluted share.

Decreased IP services revenue drove a 4.1 percent decrease in Internap’s full-year 2009 total segment profit2 compared with the prior year.  Fourth quarter 2009 segment profit totaled $29.3 million, rising 4.9 percent sequentially and 2.4 percent year-over-year.  Improved Data center services revenue and lower proportional costs of sales in both reporting segments were the primary contributors to the year-over-year and sequential-quarter increases.  Full-year 2009 segment margin was 44.2 percent, a decrease of 230 basis points compared with full-year 2008.  Segment margin in the fourth quarter 2009 was 46.1 percent - an increase sequentially and over fourth quarter 2008 margins of 280 basis points and 160 basis points, respectively.

Adjusted EBITDA for the full-year 2009 totaled $28.0 million compared with $34.3 million in 2008.  In the fourth quarter 2009, adjusted EBITDA was $9.0 million, a decrease of 4.1 percent compared with the fourth quarter of 2008.  Sequentially, adjusted EBITDA increased $1.4 million, or 18.0 percent.  Full-year 2009 adjusted EBITDA margin was 10.9 percent, down 260 basis points versus last year.  Fourth quarter 2009 adjusted EBITDA margin fell 40 basis points year-over-year to 14.2 percent.  Decreased IP services segment profit drove most of the year-over-year declines in adjusted EBITDA margin.  Compared with the third quarter 2009, adjusted EBITDA margin improved 230 basis points, the third consecutive quarter of sequential expansion, as increasing segment margin and stable cash operating expense continued to benefit results.

Cash and cash equivalents totaled $73.9 million at December, 31 2009.  Total debt including capital lease obligations was $23.2 million at year-end 2009.  Cash generated from operations for the twelve months ended December 31, 2009 was $37.5 million.  Capital expenditures over the same period were $17.3 million.

Internap maintained 2,935 customers under contract at the end of the fourth quarter of 2009.  Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

As part of a program disclosed in August of 2009 to deploy additional data center capacity in key markets, Internap announced plans to expand company-controlled data center operations in Houston and Silicon Valley.  The new facility in Silicon Valley, will add 27,000 net sellable square feet of premium data center capacity in two phases for approximately $23 million.  The first phase will total 14,000 feet and is planned to come on line in the third quarter of 2010.  In Houston, a market where Internap’s company-controlled utilization is approaching capacity, the company estimates that it will spend approximately $5 million for an additional 5,000 net sellable square feet which is also planned to turn-up in the third quarter of this year.  Both the Silicon Valley data center and the expansion in Houston are being built with controls designed to achieve objectives included in SAS-70, type II compliance and meet N+1 redundancy standards for UPS, backup generators, and HVAC systems.

1
Segment profit is segment revenue less direct costs of network, sales and services, exclusive of depreciation and amortization, as presented in the notes to our consolidated financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs. Segment margin is segment profit as a percentage of segment revenue.

2
Reconciliations between accounting principles generally accepted  in the United States, or GAAP, information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Loss from Operations to Adjusted EBITDA," and "Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share.”  This information is also available on our website under the Investor Services section. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenue.

Conference Call Information:
Internap's fourth quarter and full-year 2009 conference call will be held today at 5:00 p.m., EST. Participants may access the call by dialing 877-548-7901. International callers should dial 719-325-4829. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Tuesday, March 2, 2010 at 8 p.m. EST through Tuesday, March 9, 2010 at 888-203-1112 using the replay code 5245513. International callers can access the archived event at 719-457-0820 with the same code.

About Internap
Internap is a leading Internet solutions and data center company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with 100 percent performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network, Internap frees its customers to innovate their business, improve service levels, and lower the cost of IT operations. Thousands of companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements related to Internap’s ability to create long-term stockholder value and its expectations regarding the expansion of data center capacity, including costs and timing. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include Internap’s ability to achieve or sustain profitability; its ability to expand margins and drive higher returns on investment; its ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; its ability to correctly forecast capital needs, demand planning and space utilization; its ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; its ability to provide or improve Internet infrastructure services to its customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Internap undertakes no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Internet protocol (IP) services	$30,373	$33,950	$125,548	$139,737
Data center services	33,176	30,262	130,711	114,252
Total revenues	63,549	64,212	256,259	253,989
Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
IP services	11,210	13,045	48,055	51,885
Data center services	23,065	22,580	94,961	83,992
Direct costs of customer support	4,919	3,699	18,527	16,217
Direct costs of amortization of acquired technologies	979	1,143	8,349	6,649
Sales and marketing	7,430	6,954	28,131	30,888
General and administrative	9,087	9,656	44,152	44,235
Depreciation and amortization	7,387	6,639	28,282	23,865
Loss (gain) on disposals of property and equipment	6	—	26	(16)
Impairments and restructuring	93	1,026	54,698	101,441
Total operating costs and expenses	64,176	64,742	325,181	359,156
Loss from operations	(627)	(530)	(68,922)	(105,167)

Non-operating expense (income)	160	479	461	(245)

Loss before income taxes and equity in (earnings) of equity-method investment	(787)	(1,009)	(69,383)	(104,922)
(Benefit) provision for income taxes	(218)	(58)	357	174
Equity in (earnings) of equity-method investment, net of taxes	(72)	(41)	(15)	(283)
Net loss	$(497)	$(910)	$(69,725)	$(104,813)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(1.41)	$(2.13)
Weighted average shares outstanding used in computing basic and diluted net loss per share	49,657	49,338	49,577	49,238

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$73,926	$46,870
Short-term investments in marketable securities and other related assets	7,000	7,199
Accounts receivable, net of allowance for doubtful accounts of $1,953 and $2,777, respectively	18,685	28,634
Inventory	375	381
Prepaid expenses and other assets	8,768	10,867
Total current assets	108,754	93,951
Property and equipment, net of accumulated depreciation of $203,027 and $185,895, respectively	91,151	97,350
Investments and other related assets,$— and $7,027, respectively, measured at fair value	1,804	8,650
Intangible assets, net of accumulated amortization of $39,377 and $30,351, respectively	20,782	33,942
Goodwill	39,464	90,977
Deposits and other assets	2,637	2,763
Deferred tax asset, non-current, net	2,910	2,450
Total assets	$267,502	$330,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,237	$19,642
Accrued liabilities	10,192	8,756
Deferred revenues, current portion	3,817	3,710
Capital lease obligations, current portion	25	274
Restructuring liability, current portion	2,819	2,800
Other current liabilities	125	116
Total current liabilities	34,215	35,298
Revolving credit facility, due after one year	20,000	20,000
Deferred revenues, less current portion	2,492	2,248
Capital lease obligations, less current portion	3,217	3,244
Restructuring liability, less current portion	6,123	6,222
Deferred rent	16,417	14,114
Other long-term liabilities	636	762
Total liabilities	83,100	81,888
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,763 and 50,224 shares outstanding, respectively	51	50
Additional paid-in capital	1,221,456	1,216,267
Treasury stock, at cost, 42 and 83 shares, respectively	(127)	(370)
Accumulated deficit	(1,036,548)	(966,823)
Accumulated items of other comprehensive income	(430)	(929)
Total stockholders’ equity	184,402	248,195
Total liabilities and stockholders’ equity	$267,502	$330,083

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2009	2008
Cash Flows From Operating Activities:
Net loss	$(69,725)	$(104,813)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,496	28,663
Loss (gain) on disposal of property and equipment, net	26	(16)
Goodwill and other intangible asset impairments	55,647	102,336
Stock-based compensation	5,613	7,499
Equity in (earnings) from equity-method investment	(15)	(283)
Provision for doubtful accounts	2,711	5,083
Non-cash changes in deferred rent	2,303	3,102
Deferred income taxes	(459)	644
Other, net	178	(477)
Changes in operating assets and liabilities:
Accounts receivable	7,238	2,424
Inventory, prepaid expenses, deposits and other assets	2,205	(2,919)
Accounts payable	(2,405)	18
Accrued and other liabilities	1,436	(1,404)
Deferred revenue	351	(836)
Accrued restructuring liability	(80)	(1,070)
Net cash flows provided by operating activities	37,520	37,951

Cash Flows From Investing Activities:
Purchases of investments in marketable securities	—	(21,422)
Maturities of investments in marketable securities	7,374	26,591
Purchases of property and equipment	(17,278)	(51,154)
Proceeds from disposal of property and equipment	4	175
Change in restricted cash	—	4,120
Net cash flows used in investing activities	(9,900)	(41,690)

Cash Flows From Financing Activities:
Proceeds from credit facility, due after one year	78,500	20,000
Principal payments on credit facility, due after one year	(78,500)	(20,000)
Payments on capital lease obligations	(276)	(807)
Stock-based compensation plans	(205)	108
Other, net	(117)	(122)
Net cash flows used in financing activities	(598)	(821)

Effect of exchange rates on cash and cash equivalents	34	(600)

Net increase (decrease) in cash and cash equivalents	27,056	(5,160)
Cash and cash equivalents at beginning of period	46,870	52,030
Cash and cash equivalents at end of period	$73,926	$46,870

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on  accounting principles generally accepted in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding. Segment profit is defined and disclosed in the notes to our consolidated financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net loss plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring reflect the charge for ceasing to use part of a smaller leased data center facility and a sales office during the three months ended December 31, 2009 and adjustments in sublease income assumptions for certain properties included in previously-disclosed restructuring plans for the three months ended December 31, 2008. Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation  as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally  less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Loss from operations (GAAP)	$(627)	$(1,743)	$(530)
Depreciation and amortization, including depreciation and amortization included in direct costs of network, sales and services	8,366	8,292	7,782
Loss on on disposals of property and equipment	6	20	—
Impairments and restructuring	93	—	1,026
Stock-based compensation	1,178	1,071	1,128
Adjusted EBITDA (non-GAAP)	$9,016	$7,640	$9,406

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Net loss (GAAP)	$(497)	$(1,975)	$(910)
Impairments and restructuring	93	—	1,026
Stock-based compensation	1,178	1,071	1,128
Normalized net income (loss) (non-GAAP)	$774	$(904)	$1,244
Normalized income allocable to participating securities (non-GAAP)	(16)	—	(22)
Normalized net income (loss) available to common stockholders (non-GAAP)	$758	$(904)	$1,222

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	49,657	49,638	49,338
Participating securities (GAAP)	1,081	1,126	871

Diluted (GAAP)	49,657	49,638	49,338
Add potentially dilutive securities	54	—	4
Less dilutive effect of stock-based compensation using the treasury stock method	(54)	—	—
Normalized diluted shares outstanding (non-GAAP)	49,657	49,638	49,342

GAAP net loss per share:
Basic	$(0.01)	$(0.04)	$(0.02)
Diluted	$(0.01)	$(0.04)	$(0.02)

Normalized net income (loss) per share (non-GAAP):
Basic	$0.02	$(0.02)	$0.02
Diluted	$0.02	$(0.02)	$0.02

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Revenues:
IP services	$30,373	$30,867	$33,950
Data center services	33,176	33,547	30,262
Total	63,549	64,414	64,212

Direct costs of network, sales and services, exclusive of depreciation and amortization:
IP services	11,210	12,047	13,045
Data center services	23,065	24,450	22,580
Total	34,275	36,497	35,625

Segment profit:
IP services	19,163	18,820	20,905
Data center services	10,111	9,097	7,682
Total	$29,274	$27,917	$28,587

Segment margin:
IP services	63.1%	61.0%	61.6%
Data center services	30.5%	27.1%	25.4%
Total	46.1%	43.3%	44.5%